Exhibit 99.1

McKESSON ANNOUNCES FISCAL 2016 EARNINGS UPDATE AND PRELIMINARY FISCAL 2017 OUTLOOK

•	Revised Fiscal 2016 Outlook: Adjusted Earnings per diluted share of $12.60 to $12.90.

•	Preliminary Fiscal 2017 Adjusted Earnings per diluted share growth of 3% to 8%, which includes 3% to 4% growth from capital deployment.

•	Preliminary Fiscal 2017 Adjusted Earnings per diluted share growth of 7% to 12%, excluding 48 cents of gains on the disposition of two businesses and favorable discrete tax items in Fiscal 2016.

•	The company has scheduled a conference call for 11:00 AM ET today, Monday, January 11th, to discuss these updates.

SAN FRANCISCO, January 11, 2016 – McKesson Corporation (NYSE:MCK) today announced an update to its outlook for Adjusted Earnings per diluted share for the fiscal year ending March 31, 2016, from the previous range of $12.50 to $13.00 to a new range of $12.60 to $12.90.

The updated outlook for Fiscal 2016 reflects McKesson’s expectation that operating profit derived as a result of generic pharmaceutical pricing trends will be weaker in the second half of the fiscal year compared to previous expectations.

This trend is partially offset by a reduction in the company’s expected full year adjusted tax rate to 29.5%, resulting in a benefit of approximately 28 cents per diluted share compared to prior expectations. The reduction in the full-year adjusted tax rate is primarily driven by a change in the expected mix of income and also includes certain favorable discrete tax items totaling 7 cents per diluted share recognized in the third quarter. Also, the company repurchased approximately $350 million of its outstanding shares in the third quarter and expects to continue to make progress against the current outstanding share repurchase authorization in the fourth quarter. Full-year weighted average diluted shares outstanding are now expected to be approximately 233 million shares, resulting in an Adjusted Earnings benefit of approximately 5 cents per diluted share compared to prior expectations.

Finally, McKesson is performing a review of its administrative cost structure in the fourth quarter. The updated Fiscal 2016 guidance range of $12.60 to $12.90 Adjusted Earnings per diluted share does not include the impact of any potential restructuring charges that may result from this review.

“While we continue to drive growth across our broad and diverse businesses, we now expect the operating performance in our U.S. Pharmaceutical distribution business in the second half of Fiscal 2016 will be below our previous expectations,” said John H. Hammergren, chairman and chief executive officer.

Hammergren continued, “Despite our revised assumptions related to generic pharmaceutical pricing trends and the impact of recent customer consolidation, our company is performing well, both domestically and internationally, and we continue to focus on our customers’ success in this dynamic environment. In fact, I am pleased to report that in late December, we signed a new agreement with CVS Health to serve as the distribution partner for their recently acquired Target in-store pharmacies. We also continue to prepare for the implementation of our new sourcing and distribution agreement with Albertsons, which begins on April 1, 2016. While our company has not been immune from the impact of consolidation within the healthcare supply chain, our customers continue to expand their relationships with us, driven by our ability to provide exceptional service and value.”

McKesson expects weaker generic pharmaceutical pricing trends, specific to the company’s mix of business, and recent customer consolidation to impact the company’s outlook for Fiscal 2017. McKesson is in the early phase of its budget development process and has a preliminary target of 7% to 12% growth in Adjusted Earnings per diluted share for Fiscal 2017. The preliminary Fiscal 2017 outlook assumes 7% to 12% growth when compared to the Fiscal 2016 outlook of $12.60 to $12.90 in Adjusted Earnings per diluted share, less 48 cents per diluted share related to gains on business dispositions and favorable discrete tax items in Fiscal 2016.

“While we expect certain challenges in the near term, I am very confident in the strength, scale and global competitive position of McKesson,” said Hammergren. “With our deep culture of operational excellence, you should expect us to continue our relentless focus on efficiency and innovation. And we will continue to deploy capital using our disciplined, portfolio approach, to create long-term value for our shareholders,” concluded Hammergren.

Preliminary Key Assumptions for Fiscal 2017

•	In Fiscal 2017, the company anticipates an Adjusted Earnings headwind of approximately 85 cents per diluted share year-over-year, driven by continued weakness in generic pharmaceutical pricing trends for the company’s mix of business, the expiration of its contract with Optum, and the transition of its contracts with Omnicare and Target.

•	Pricing for brand pharmaceuticals for the company’s mix of business will be modestly below the level experienced during Fiscal 2016.

•	McKesson’s existing sourcing and distribution relationship with Rite Aid will continue through the end of Fiscal 2017 contributing revenues of approximately $13 billion to the Distribution Solutions segment.

•	Adjusted tax rate of approximately 30% to 32%.

•	Capital deployment will drive 3% to 4% of Adjusted Earnings per diluted share growth year-over-year.

•	Proceeds from anticipated antitrust litigation settlements are projected at approximately $140 million, pre-tax, for Fiscal 2017.

•	No material impact from foreign currency exchange rates year-over-year.

McKesson will provide updated detailed financial guidance for Fiscal 2017 in its Fiscal 2016 fourth quarter earnings release expected in May 2016.

The company has scheduled a conference call for 11:00 AM ET today, Monday, January 11th, to discuss this press release. The dial-in number for individuals wishing to participate on the call is 719-234-7317. Erin Lampert, senior vice president, Investor Relations, is the leader of the call, and the password to join the call is ‘McKesson’. A replay of this conference call will be available for five calendar days. The dial-in number for individuals wishing to listen to the replay is 719-457-0820 and the pass code is 536480. A webcast of the conference call will also be available live and archived on the company’s Investor Relations website at http://investor.mckesson.com.

Adjusted Earnings

McKesson separately reports financial results on the basis of Adjusted Earnings. Adjusted Earnings is a non-GAAP financial measure defined as GAAP income from continuing operations, excluding amortization of acquisition-related intangible assets, acquisition expenses and related adjustments, certain claim and litigation reserve adjustments reflecting changes to the company’s reserves for controlled substance distribution claims and average wholesale price litigation matters, and Last-In-First-Out (“LIFO”) inventory-related adjustments.

Constant Currency

McKesson also presents its financial results on a Constant Currency basis. The company conducts business worldwide in local currencies, including Euro, British pound and Canadian dollar. As a result, the comparability of the financial results reported in U.S. dollars can be affected by changes in foreign currency exchange rates.

Risk Factors

Except for historical information contained in this press release, matters discussed may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended, that involve risks and uncertainties that could cause actual results to differ materially from those projected, anticipated or implied. These statements may be identified by their use of forward-looking terminology such as “believes”, “expects”, “anticipates”, “may”, “will”, “should”, “seeks”, “approximately”, “intends”, “plans”, “estimates” or the negative of these words or other comparable terminology. The discussion of financial trends, strategy, plans or intentions may also include forward-looking statements. It is not possible to predict or identify all such risks and uncertainties; however, the most significant of these risks and uncertainties are described in the company’s Form 10-K, Form 10-Q and Form 8-K reports filed with the Securities and Exchange Commission and include, but are not limited to: changes in the U.S. healthcare industry and regulatory environment; managing foreign expansion, including the related operating, economic, political and regulatory risks; changes in the Canadian healthcare industry and regulatory environment; exposure to European economic conditions, including recent austerity measures taken by certain European governments; changes in the European regulatory environment with respect to privacy and data protection regulations; foreign currency fluctuations; the company’s ability to successfully identify, consummate, finance and integrate acquisitions; the company’s ability to manage and complete divestitures; material adverse resolution of pending legal proceedings; competition; substantial defaults in payment or a material reduction in purchases by, or the loss of, a large customer or group purchasing organization; the loss of government contracts as a result of compliance or funding challenges; public health issues in the U.S. or abroad; malfunction, failure or breach of sophisticated internal information systems to perform as designed; cyber attacks or other privacy and data security incidents; the adequacy of insurance to cover property loss or liability claims; the company’s failure to attract and retain customers for its software products and solutions due to integration and implementation challenges, or due to an inability to keep pace with technological advances; the company’s proprietary products and services may not be adequately protected, and its products and solutions may be found to infringe on the rights of others; system errors or failure of our technology products and solutions to conform to specifications; disaster or other event causing interruption of customer access to data residing in our service centers; the delay or extension of our sales or implementation cycles for external software products; changes in circumstances that could impair our goodwill or intangible assets; new or revised tax legislation or challenges to our tax positions; general economic conditions, including changes in the financial markets that may affect the availability and cost of credit to the company, its customers or suppliers; changes in accounting principles generally accepted in the United States of America; and withdrawal from participation in multiemployer pension plans or if such plans are reported to have underfunded liabilities. The reader should not place undue reliance on forward-looking statements, which speak only as of the date they are first made. Except to the extent required by law, the company undertakes no obligation to publicly release the result of any revisions to these forward-looking statements to reflect events or circumstances after the date hereof, or to reflect the occurrence of unanticipated events.

Shareholders are encouraged to review SEC filings and more information about McKesson, which are located on the company’s website.

About McKesson Corporation

McKesson Corporation, currently ranked 11th on the FORTUNE 500, is a healthcare services and information technology company dedicated to making the business of healthcare run better. McKesson partners with payers, hospitals, physician offices, pharmacies, pharmaceutical companies and others across the spectrum of care to build healthier organizations that deliver better care to patients in every setting. McKesson helps its customers improve their financial, operational, and clinical performance with solutions that include pharmaceutical and medical-surgical supply management, healthcare information technology, and business and clinical services. For more information, visit http://www.mckesson.com.

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Contact:

Erin Lampert, 415-983-8391 (Investors and Financial Media)

Erin.Lampert@McKesson.com

Kris Fortner, 415-983-8352 (General and Business Media)

Kris.Fortner@McKesson.com

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